EXHIBIT 24

DIRECTORS AND OFFICERS OF

PARKER-HANNIFIN CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the “Corporation”), hereby (1) constitutes and appoints Donald E. Washkewicz, Nickolas W. Vande Steeg, Timothy K. Pistell and Thomas A. Piraino, Jr., collectively and individually, as his or her agents and attorneys-in-fact with full power of substitution and resubstitution to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities (i) a Registration Statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of up to 250,000 shares of the Corporation’s Common Stock, par value $.50 per share, for issuance under the Corporation’s 2004 Non-Employee Directors’ Stock Incentive Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.

IN WITNESS WHEREOF, the undersigned directors and officers of the Corporation have hereunto set their hands this 14th day of June, 2005.

/s/ D. E. Washkewicz Donald E. Washkewicz, Chairman of the Board and Chief Executive Officer	/s/ Giulio Mazzalupi Giulio Mazzalupi, Director

/s/ N. W. Vande Steeg Nickolas W. Vande Steeg, President, Chief Operating Officer and Director	/s/ K. P. Müller Klaus-Peter Müller, Director

/s/ T. K. Pistell Timothy K. Pistell, Principal Financial Officer	/s/ Candy M. Obourn Candy M. Obourn, Director

/s/ Dana A. Dennis Dana A. Dennis, Principal Accounting Officer	/s/ Hector R. Ortino Hector R. Ortino, Director

/s/ Duane E. Collins Duane E. Collins, Director	/s/ Allan L. Rayfield Allan L. Rayfield, Director

/s/ W. E. Kassling William E. Kassling, Director	/s/ Joseph M. Scaminace Joseph M. Scaminace, Director

/s/ R. J. Kohlhepp Robert J. Kohlhepp, Director	/s/ Wolfgang R. Schmitt Wolfgang R. Schmitt, Director

/s/ Peter W. Likins Peter W. Likins, Director	/s/ Debra L. Starnes Debra L. Starnes, Director

/s/ M. Tambakeras Markos I. Tambakeras, Director